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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Sleepmaster L.L.C. of our reports dated:

- April 2, 1999 relating to the consolidated financial statements of Sleepmaster L.L.C. and Subsidiary;

- March 26, 1999 relating to the financial statements of Palm Beach Bedding Company; and

- March 26, 1999 relating to the financial statements of Herr Manufacturing Company;

which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
June 29, 1999


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                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 of Sleepmaster L.L.C. of our report dated March 19, 1999 (except as to note 11(b), which is as of April 8, 1999) relating to the consolidated financial statements of Star Bedding Products (1986) Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Chartered Accountants

North York, Ontario
June 29, 1999